Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(21,808,200)
Unrealized Gain (Loss) on Market Value of Futures	131,392,250
Dividend Income	10,532
Interest Income	13,748
ETF Transaction Fees	15,000
Total Income (Loss)	$109,623,330

Expenses
Investment Advisory Fee	$487,549
Brokerage Commissions	103,693
Tax Reporting Fees	100,578
NYMEX License Fee	16,252
Audit Fees	12,712
Non-interested Directors' Fees and Expenses	11,368
Prepaid Insurance Expense	7,142
SEC & FINRA Registration Expense	3,770
Total Expenses	$743,064
Net Income (Loss)	$108,880,266

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/12	$1,229,824,807
Additions (10,600,000 Units)	419,003,112
Withdrawals (4,000,000 Units)	(156,215,723)
Net Income (Loss)	108,880,266

Net Asset Value End of Month	$1,601,492,462
Net Asset Value Per Unit (39,100,000 Units)	$40.96

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502